UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

            Date of Report (Date of earliest reported): July 21, 2005

                           EUROWEB INTERNATIONAL CORP.
               (Exact name of registrant as specified in charter)

          Delaware                      1-1200                   13-3696015
(State or other jurisdiction          (Commission              (IRS Employer
     of incorporation)                File Number)           Identification No.)

                       1138 Budapest, Vaci ut 141. Hungary
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: +36-1-8897000

                                   Copies to:
                             Gregory Sichenzia, Esq.
                            Stephen M. Fleming, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):


/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry Into a Material Definitive Agreement

On July 21,  2005,  Euroweb  International  Corp.  (the  "Euroweb")  and Euroweb
Hungary Rt. ("Euroweb Hungary"), a wholly-owned subsidiary of Euroweb (collectively, Euroweb Hungary and Euroweb are hereinafter referred to as the "Company"), entered into a Sale and Purchase Agreement (the "Agreement") with Marivaux Investments Limited ("Marivaux") and Graeton Holdings Limited ("Graeton") (collectively, Marivaux and Graeton are hereinafter referred to as the "Sellers"), which are both registered under the laws of the Cyprus. Pursuant to the Agreement, the Company has agreed to acquire and, the Sellers have agreed to sell, 100% of the Seller's interest in Navigator Informatika Rt. ("Navigator"), a Hungarian company. In consideration for Marivaux's interest in Navigator, the Company will pay Marivaux USD $8,500,000 of which USD $150,000 was paid upon signing of the Agreement and $8,350,000 shall be paid upon closing. In addition, at closing, Euroweb shall issue Graeton 441,566 shares of common stock of Euroweb (the "Shares"). The Company will utilize $6,000,000 long term bank loan from Commerzbank Hungary ("Commerzbank") to finance the cash part of purchase price, while $2,500,000 will be financed from existing cash on hand.

Euroweb has entered into a Registration Rights Agreement dated July 21, 2005 whereby it agreed to file a registration statement registering the Shares within 75 days from the closing and have such registration statement declared effective within 150 days from the filing thereof. In the event that Euroweb fails to meet its obligations to register the Shares it may be required to pay a penalty equal to 1% of the value of the Shares on a monthly basis.

The closing of the sale of Navigator is expected to occur within five days after the complete satisfaction of all closing conditions including, but not limited to, the approval of the Hungarian Competition Office and obtaining the acquisition loan from Commerzbank. No material relationship exists between the Sellers and the Company and/or its affiliates, directors, officers or any associate of an officer or director.

Navigator is engaged in information technology outsourcing, applications development and information technology consulting services primarily in the Hungarian market. Navigator Group reported 2004 revenues of about US $8 million, and serves to position the Company as a potential IT market consolidator in Hungary and Eastern Europe. Navigator's client base includes primarily large organizations both in the corporate and institutional (public) sector.

Item 9.01   Financial Statements and Exhibits

      (c)   Exhibits

            Exhibit No.      Description
            -----------      -----------

            10.1

                             Sale and  Purchase  Agreement by and between
                             the Company  and the Sellers  dated July 21,
                             2005

            10.2

                             Registration Rights Agreement dated July 21,
                             2005

            99.1             Press Release dated July 26, 2005

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            EUROWEB INTERNATIONAL CORPORATION


                                            By: /s/ CSABA TORO
                                                --------------------------------
                                            Name:  Csaba Toro
                                            Title: Chief Executive Officer

Date:       July 26, 2005
            Budapest, Hungary